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                                                                  EXHIBIT 10.51

                             [NEODATA LETTERHEAD]


September 18, 1996




Mr. Kevin Heery



Dear Kevin:

Further to our various discussions with regard to the revision of your terms of employment with Neodata, I set out below, for the purpose of record, the variations to the terms of your existing contract of employment (as set out in our letter to you dated the 14th of August 1995) ("the Original Contract") as follows:

a) With effect from the 1st day of July 1996 your basic salary shall be increased to IRL.85,000 per annum (and clause 1.01 of the Original contract is varied accordingly);

b) With effect from the 1st day of July 1996 your current bonus entitlement will be replaced by an entitlement under Neodata Services, Inc.'s executive bonus scheme to a bonus of 40% at 100% achievement. In this regard, clauses 1.02 and 1.03 of the Original Contract are varied accordingly;

c) Subject to you remaining employed by the Company on the days that these various options become exercisable, you are granted, pursuant to clause
     1.04 of the Original Contract, options to purchase, at a price of US$0.50 per share, up to 100,000 shares in Neodata Services, Inc. These options shall become exercisable, as to 33,333 shares each year, on the 1st days of July 1997, 1998 and 1999 and may be exercised at any time after their exercise date during the 10 years immediately following the date of grant;

d) In addition to your responsibilities as set our in clause 2.01 and 2.02 of the Original Contract (which responsibilities continue) you are appointed Senior Vice President of the International Division of Neodata Services, Inc., with responsibility to supervise the management of Neodata's U.K. and Irish divisions and reporting directly to Larry Jones. All terms and conditions of the Original Contract will also apply to this new position.

e) This letter constitutes a revision of your remuneration package pursuant to clause 1.09 of the Original Contract;




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I would be obliged if you would confirm your agreement to the revisions/
variations to the terms of your employment by returning to me the attached copy of this letter duly signed.

Yours sincerely,



A. LAURENCE JONES
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A. LAURENCE JONES
for Neodata Services Ltd.
To: Neodata Services Ltd.



I KEVIN HEERY, hereby accept the variation to the terms of my employment as set out above.

                       Dated this 7th day of October 1996

Signed:  /s/  KEVIN HEERY
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       KEVIN HEERY